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                                                                  EXHIBIT 10(cc)


Mr. Lee Furlong
President
International Precious Metals, Inc.
4625 South Ash Avenue, Suite J-1
Tempe, AZ 85282

RE:  Preliminary Agreement -- International Precious Metals, Inc.
     ("International") with Auric Metallurgical Laboratories, LLC ("Auric")

Dear Mr. Furlong:

This preliminary letter of understanding will follow up and supersede the preliminary letter of understanding sent to your office via fax on June 6, 1997. This replacement letter of understanding is based upon and required by your explanatory letter of additional terms sent to my office on June 6, 1997 and my client's representation of your follow-up discussions of this date.

By way of recitals, my client understands and acknowledges your firm's concern to preliminary test the "Fire Assay Procedure" ("the Technology") upon actual ore samples mined or processed by your firm, before making an irrevocable commitment to purchase the Technology as earlier outlined. My client, Auric, is primarily concerned that in showing and demonstrating the Technology to your firm that they do not in any manner surrender their exclusive rights and interest in what Auric considers to be its unique proprietary process. As a result, Auric wants you to be fully satisfied before proceeding with the purchase obligation; concomitantly, your firm needs to fully appreciate the concern of Auric in protecting the confidentiality of its proprietary technology. This revised preliminary letter of understanding is prepared to address both these concerns while outlining the purchase terms.

As earlier outlined in the preliminary intent letter of June 6, 1997 from our office, International is willing to purchase the rights to use the Technology for its own refining and processing activities in perpetuity for the consideration of Seven Hundred Fifty Thousand Dollars U.S. ($750,000.00), subject to initial testing and review as described below.

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Preliminary Letter of Intent
Auric/International
June 9, 1997
Page 2

Auric acknowledges receipt and sufficiency of a wire transfer of the initial payment of the foregoing purchase price in the sum of $75,000.00 as transferred by International to Auric on June 6, 1997. Auric agrees that if the purchase of the Technology is rejected by International after the initial testing described below and in accordance with the other terms and provisions of this Letter of Understanding, then Auric will remit to International the full amount of the initial tender ($75,000.00) without deduction or interest. This Agreement would then be of no further force or effect. If the Technology is accepted by International at the completion of the initial testing, then International agrees to immediately execute and deliver to the representative of Auric the purchase money note evidencing the balance of the purchase obligation of $675,000.00 payable in nine (9) consecutive equal monthly installments of $75,000.00 each for nine months commencing July 9, 1997, without interest. A copy of the actual note to be entered is attached hereto and incorporated by this reference.

         It is agreed and understood between Auric and International that one or more representatives of Auric will present themselves at the principal place of business for International on June 12 to 13, 1997 for the purposes of demonstrating and testing the Technology with ore supplied by International. International represents it will make a decision not later than the end of business on June 13, 1997 whether to purchase the Technology and enter the above referenced Note for the balance of the purchase obligation, if it elects to acquire the Technology. International further represents that it will not reject the Technology, unless it is manifestly apparent that it could not be used to fire assay ores of substantially the same nature and mineral content as the samples previously supplied to Auric by International for testing.

         If the purchase of the Technology is rejected by International in accordance with the terms outlined in the preceding paragraph, then International agrees that it will not in any manner use, employ, simulate, reverse engineer or attempt to duplicate the Technology as demonstrated and tested; or, create any similar technology derived from or inspired by the Technology. Specifically, and not in limitation of the foregoing undertaking, International agrees that it will return any schematic, drawing, or description of the Technology as made or recorded on any medium (e.g. paper, computer entry, tape, video tape). No employee, agent or any person acting under the direction of Authority or control of International will discuss the concept or details of the Technology or the testing with any third party.

         International further agrees and understands that if it elects to purchase the Technology, as described above, it is acquiring for the purchase price a limited license right in perpetuity to use the Technology , without further consideration, for its own metallurgical processing, including any wholly owned subsidiary or division, but it is not granted any right to become a reseller or distributor of the Technology to third parties.

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Preliminary Letter of Intent
Auric/International
June 9, 1997
Page 3


International further agrees that it will use all practical means available to it to protect and safeguard the Technology, if acquired, from any third party knowledge or use. It is further understood that Auric may and will continue to utilize and license the Technology as it sees fit.

         The foregoing constitutes a binding agreement between the undersigned parties, until or unless superseded by a more definitive final agreement as executed by both parties hereto. Should any action become necessary to enforce any term or provision of this Agreement either party may be entitled to seek both injunctive relief and damages. The prevailing party would also be entitled to reasonable attorney fees and costs of court. Each person signing below represents that he is fully authorized to enter into this Agreement pursuant to the governing board for either Auric or International, respectively.


Accepted and Approved:                 Accepted and Approved:

Auric Metallurgical Laboratories       International Precious Metals, Inc.
A Utah Limited Liability Co.           An Arizona Corporation


--------------------------------       --------------------------------
By Alan Cottle                         By Lee Furlong
Its Manager                            Its President


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FOR VALUE RECEIVED, the undersigned promise(s) to pay to   Auric Metallurgical Laboratories, LLC
                                                         ------------------------------------------
or order   Six Hundred Seventy-Five Thousand &00/100 ------------    DOLLARS, ($575,000.00).
        -------------------------------------------------------------------------------------------
together with interest from date at the rate of ZERO  per cent (0%) per annum on the unpaid balance payable as follows, viz:

            Entire Note Balance payable in nine consecutive equal monthly payments of Seventy-Five Thousand Dollars ($75,000.00/month) commencing July 9, 1997 and payable on such monthly date thereafter until paid in full.

in lawful money of the United States of America, negotiable and payable at the office of  Auric Metallurgical
                                                                                         --------------------
Laboratories, a Utah Limited Liability co. at 3260 W. Directors Row, SLC, Ut 84104
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without defalcation or discount.  All payments hereinabove provided for shall be applied first on accrued interest and balance to reduction of principal.  Any installments of principal and interest not paid when
due shall, at the option of the legal holder hereof, bear interest thereafter at the rate of   12%   per
annum until paid.                                                                           --------

         In case of default in the payment of any installment of principal or interest as herein stipulated, then it shall be optional with the legal holder of this note to declare the entire principal sum hereof due and payable; and proceedings may at once be instituted for the recovery of the same by law, with accrued interest and costs, including reasonable attorney's fees.

         The makers and endorsers severally waive presentment, protest and demand; and waive notice of protest, demand and of dishonor and non-payment of this note, and expressly agree that this note, or any payment thereunder, may be extended from time to time without in any way effecting the liability of the makers and endorsers thereof.

         This note and the interest thereon is secured by a first mortgage on PAYEES interest in the "FIRE ASSAY PROCEDURE"

         THIS IS A PURCHASE MONEY NOTE EVIDENCING MAKERS PURCHASE OF THE ABOVE TECHNOLOGY
         BY SEPARATE WRITING.  NO PENALTY FOR EARLY PAYMENT.  THE UNDERSIGNED HAS BEEN
         DULY AUTHORIZED TO ENTER THIS NOTE BY RESOLUTION OF THE MAKER'S BOARD OF
         DIRECTORS.

                                                  International Precious Metals, Inc.
                                                  -----------------------------------

                                                  /s/ VLR "Lee" Furlong
                                                  -----------------------------------
                                                  By VLR "Lee" Furlong its President
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